RIGHT ON TRACK


1845
NEW YORK CENTRAL
705

Community
BANK SYSTEM, INC.

DECEMBER 2016
ACQUISITION OF NORTHEAST RETIREMENT SERVICES, INC.

CBU
LISTED
NYSE

Forward-Looking Statement & Additional Information

This presentation contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Community Bank System's long-term goals, financial condition, results of operations, earnings, levels of net loan charge-offs and nonperforming assets, interest rate exposure and profitability. You can identify these forward-looking statements by use of such words as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect," and other similar expressions.

Forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

- risks related to credit quality, interest rate sensitivity and liquidity;
- the strength of the U.S. Economy in general and the strength of the local economies where Community Bank System conducts its business;
- the effect of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the board of governors of the federal reserve system;
- inflation, interest rate, market and monetary fluctuations;
- the timely development of new products and services and customer perception of the overall value thereof (including, but not limited to, features, pricing and quality) compared to competing products and services;
- the success of marketing efforts in attracting or retaining customers;
- competition from providers of products and services that compete with Community Bank System's businesses;
- changes in consumer spending, borrowing and savings habits;
- technological changes and implementation and cost/financial risks with respect to transitioning to new computer and technology based systems involving large multi-year contracts;
- any acquisitions or mergers that might be considered or consummated by Community Bank System and the costs and factors associated therewith, including differences in the actual financial results of the acquisition or merger compared to expectations and the realization of anticipated cost savings and revenue enhancements;
- Community Bank System's ability to maintain and increase market share and control expenses;
- the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting Community Bank System's respective businesses, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and
- changes in Community Bank System's organization, compensation and benefit plans and in the availability of, and compensation levels for, employees in its geographic markets.

You should refer to Community Bank System's periodic and current reports filed with the Securities and Exchange Commission for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

STRATEGIC RATIONALE

- Balanced utilization of Community Bank System's strong currency and existing surplus capital
- Strengthens and complements existing BPAS business
- NRS has a strong track record of historical profitability with strong and growing cash flows
  - Revenues and earnings growing at double-digit rates
- Adds experienced, successful, incented management team
- Drives strategic objective to expand non-interest revenue sources
- Margins and profitability largely driven by efficient technology, experienced workforce, and low employee and customer turnover
- Proprietary technology platform provides a competitive advantage

FINANCIAL HIGHLIGHTS

- Purchase price of $140 million
  - NRS has approximately $30 million of excess cash on its balance sheet
  - 50% stock / 50% cash mixture
  - 6.5x FY 2016 EBIT of $17.0 million (after deducting excess cash from the purchase price)
  - 1.3 million shares to be issued (with certain disposition restrictions)
- Modestly accretive on a GAAP basis in the first year; significant cash EPS accretion which creates incremental dividend capacity. GAAP accretion grows substantially as amortizable intangibles decline
- Potential revenue and expense synergies not factored in
- Tangible equity to net tangible assets ratio estimated to decline from 9.66% (as reported at September 30, 2016) to 8.81% at closing
- Cash IRR of 18%